Exhibit 10.101

MOMENTIVE UV COATINGS (SHANGHAI) CO., LTD.

FINANCIAL STATEMENTS AND
REPORT OF THE AUDITORS
FOR THE YEAR ENDED 31 DECEMBER 2018

Audit Report
SAAF (2018) AR.NO.070

TO THE BOARD OF DIRECTORS OF
MOMENTIVE UV COATINGS (SHANGHAI) CO., LTD.
We have audited the accompanying financial statements of Momentive UV Coatings (Shanghai) Co., Ltd. (hereinafter referred to as “the Company”),including the balance sheet as of 31 December 2018 and the income statement, cash flow statement for the year then ended as well as notes to the financial statements.
1. Responsibility of the Company’s management on these financial statements
Management is responsible for the preparation of these financial statements. This responsibility includes: (1) these financial statements are prepared in accordance with Accounting Standards for Business Enterprises and the Accounting System for Business Enterprises, and present fairly. (2) designing, implementing and maintaining internal control relevant to the preparation of the financial statements that are free from material misstatement, whether due to fraud or error.
2. Responsibility of certified public accountants
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider the internal control relevant to the preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

3. Auditor’s opinion
In our opinion, the financial statements of Momentive UV Coatings (Shanghai) Co., Ltd. have been prepared in accordance with U.S. Generally accepted accounting principles, and present fairly, in all material respects, the financial position of the Company as of 31 December 2018, and the results of its operations and cash flows for the year then ended.

/s/ Shanghai Asahi Accounting Firm Chinese CPA : Li Can

Chinese CPA : Zhu Jun

Shanghai P. R. China     1 March 2019

BALANCE SHEET ( to be continued)
AS AT 31 DECEMBER 2018
(All amounts in Renminbi (“RMB”) Yuan unless otherwise stated)

		31 December	31 December
ASSETS	Notes	2018	2017
Current assets
Cash and cash equivalent	4.1	14,526,068.46	17,028,827.70

Notes receivable	4.2	55,224,664.21	34,706,282.28

Accounts receivable	2.6, 4.3	100,989,258.28	82,854,248.92

Other receivables	2.6	2,400.00	2,400.00

Inventories	2.7, 4.4	24,056,196.83	15,844,695.65

Prepaid expenses		—	—

Total current assets		194,798,587.78	150,436,454.55

Fixed assets

Fixed assets - cost	2.8, 4.5	6,702,353.18	6,652,902.87
Less: Accumulated depreciation	2.8, 4.5	6,289,685.26	6,105,199.31
Fixed assets - net		412,667.92	547,703.56
Less: Provision for impairment of fixed assets		—	—

Fixed assets - net book value		412,667.92	547,703.56

Other assets
Long-term prepaid expenses	2.9	333,807.92	482,063.89

Deferred tax - debit		48,331.19	126,654.49

TOTAL ASSETS		195,593,394.81	151,592,876.49

The accompanying notes form an integral part of these financial statements.

BALANCE SHEET (continued)
AS AT 31 DECEMBER 2018
(All amounts in Renminbi (“RMB”) Yuan unless otherwise stated)

		31 DECEMBER	31 DECEMBER
LIABILITIES AND OWNERS’ EQUITY	Notes	2018	2017
Current liabilities
Short-term bank borrowings		15,000,000.00	15,000,000.00

Accounts payable	4.6	43,452,904.69	34,208,095.93

Salary payable		1,240,000.00	650,000.00

Tax payable	4.7	5,177,523.14	3,672,341.93

Dividend payable		9,000,000.00	9,000,000.00

Other payable	4.8	1,210,510.58	1,513,164.86

Accrued expenses		23,925.00	—

Total current liabilities		75,104,863.41	64,043,602.72

Total liabilities		75,104,863.41	64,043,602.72

Owners' equity

Paid-in capital	4.9	4,138,525.00	4,138,525.00

Surplus reserve	4.10	2,100,000.00	2,100,000.00

Undistributed profits	4.11	114,250,006.40	81,310,748.77

Total owners' equity		120,488,531.40	87,549,273.77

TOTAL LIABILITIES AND OWNERS’ EQUITY		195,593,394.81	151,592,876.49

The accompanying notes form an integral part of these financial statements.

INCOME STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2018
(All amounts in Renminbi (“RMB”) Yuan unless otherwise stated)

	Notes	Year 2018	Year 2017	Year 2016
Revenues from main operations	2.10 4.12	359,147,478.31	344,034,346.69	334,219,891.26

Less: Costs main operations	4.12	277,961,210.71	246,795,208.60	233,818,221.10

Surcharges for main operations		538,143.62	845,169.28	979,176.41
Profit from main operations		80,648,123.98	96,393,968.81	99,422,493.75

Less: Selling and distribution expenses	4.13	4,737,243.94	3,311,996.76	4,128,783.69

Other operation income		1,032.27	256.41	388.89

General and administrative expenses	4.14	13,187,238.71	42,741,332.18	17,416,177.10

Finance (income) expenses - net	4.15	(1,243,283.24)	2,964,599.83	(2,695,350.25)

Operating profit		63,967,956.84	47,376,296.45	80,573,272.10

Non-operating income	4.16	65,243.83	273,121.29	191,919.03

Non-operating expense	4.16	—	—	2,046.15

Income before income tax		64,033,200.67	47,649,417.74	80,763,144.98

Less: Income taxes	2.11	16,093,943.04	11,959,285.40	20,237,953.84

Net income		47,939,257.63	35,690,132.34	60,525,191.14

The accompanying notes form an integral part of these financial statements.

CASHFLOW STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2018
(All amounts in Renminbi (“RMB”) Yuan unless otherwise stated)

1. Cash flows from operating activities	Year 2018	Year 2017	Year 2016
Cash received from sales of goods or rendering of services	378,277,855.09	403,969,468.06	406,222,940.09
Cash received relating to other operating activities	65,243.83	273,121.29	191,919.03
Sub-total of cash inflows	378,343,098.92	404,242,589.35	406,414,859.12
Cash paid for goods and services	(324,252,690.58)	(305,120,883.87)	(277,618,516.29)
Cash paid to and on behalf of employees	(8,201,814.17)	(8,168,074.26)	(7,989,408.44)
Payments of taxes and levies	(27,075,279.16)	(32,730,895.84)	(47,133,802.28)
Cash paid relating to other operating activities	(7,322,923.24)	(37,162,567.98)	(5,730,450.09)
Sub-total of cash outflows	(366,852,707.15)	(383,182,421.95)	(338,472,177.10)
Net cash flows from operating activities	11,490,391.77	21,060,167.40	67,942,682.02
2. Cash flows from investing activities
Intangible assets and other long-term assets	—	—	23,398.06
Sub-total of cash inflows	—	—	23,398.06
Cash paid to acquire fixed assets, intangible assets and other long-term assets	(202,116.81)	(595,246.68)	(212,142.73)
Sub-total of cash outflows	(202,116.81)	(595,246.68)	(212,142.73)
Net cash flows used in investing activities	(202,116.81)	(595,246.68)	(188,744.67)
3. Cash flows from financing activities
Cash received from bank loans	—	15,000,000.00	—
Sub-total of cash inflows	—	15,000,000.00	—
Cash payments for distribution of dividends or profits	(13,418,314.64)	(29,346,226.12)	(87,145,723.63)
Sub-total of cash outflows	(13,418,314.64)	(29,346,226.12)	(87,145,723.63)
Net cash flows used in financing activities	(13,418,314.64)	(14,346,226.12)	(87,145,723.63)
4. Effect of foreign exchange rate changes on cash and cash equivalents	(372,719.56)	(767,188.69)	(415,321.51)
5. Cash and cash equivalents
The beginning balance of cash and cash equivalent	17,028,827.70	11,677,321.79	31,484,429.58
The ending balance of cash and cash equivalent	14,526,068.46	17,028,827.70	11,677,321.79
Net increase (used) in cash and cash equivalents	(2,502,759.24)	5,351,505.91	(19,807,107.79)

STATEMENT OF CHANGES IN OWNER'S EQUITY
(All amounts in Renminbi (“RMB”) Yuan unless otherwise stated)

For year 2017

Item	Paid-in capital	Surplus reserve	Undistributed profit	Total owner’s equity

1. Balance at 31 December 2016	4,138,525.00	2,100,000.00	60,620,616.43	66,859,141.43
2. The current decrease amount change (“-” for decrease)			20,690,132.34	20,690,132.34
(A) Total net income			35,690,132.34	35,690,132.34
(B) Profit distribution to equity owners or shareholders			(15,000,000.00)	(15,000,000)
3. Balance at 31 December 2017	4,138,525.00	2,100,000.00	81,310,748.77	87,549,273.77

For year 2018

Item	Paid-in capital	Surplus reserve	Undistributed profit	Total owner’s equity

1. Balance at 31 December 2017	4,138,525.00	2,100,000.00	81,310,748.77	87,549,273.77
2. The current decrease amount change (“-” for decrease)			32,939,257.63	32,939,257.63
(A) Total net income			47,939,257.63	47,939,257.63
(B) Profit distribution to equity owners or shareholders			(15,000,000.00)	(15,000,000)
3. Balance at 31 December 2018	4,138,525.00	2,100,000.00	114,250,006.40	120,488,531.40

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2018

(All amounts in Renminbi (“RMB”) Yuan unless otherwise stated)

1. COMPANY BACKGROUND AND PRINCIPAL ACTIVITIES
Momentive UV Coatings (Shanghai) Co., Ltd., formally known as Borden UV (Shanghai) Co., Ltd. ("the Company” or "MUV") is a Sino-foreign equity joint venture enterprise between Borden UV Coatings Holdings (Shanghai) Limited and Prime Union Limited. The Company was established on 18 March 2004 with the approval of the Shanghai Municipal Government in Shangwaihuhuiduzizi[2004]0768 and the business license number is 913101157595925826 with the operation period of 30 years. The Company’s registered capital is USD$500,000.00.

The approved Company’s business operation scope includes manufacture and sale of various kinds of UV coatings and provision of related technical consulting services (Comment: extracted from Articles of Associations of the Company.)

In 2007, the Company’s prior shareholder Borden UV Coating Holding (Shanghai) Limited was renamed Hexion Specialty UV Coating (Shanghai) Limited and transferred 0.01% of its shares to Prime Union Limited, and the Company was renamed Hexion UV Coatings (Shanghai) Co., Ltd.. In 2013, based on the approvals of the Company’s Board of Directors and the Pudong District of Shanghai Municipal government, the Company was renamed Momentive UV Coatings (Shanghai) Co., Ltd., and one of the Company’s investors, Hexion Specialty UV Coatings (Shanghai) Ltd., was renamed Momentive Specialty UV Coatings (Shanghai) Limited. In 2016 Momentive Specialty UV Coatings (Shanghai) Limited was renamed Hexion UV Coatings (Shanghai) Limited.

2. PRINCIPAL ACCOUNTING POLICIES
2.1 Accounting standards
The Company adopts accounting principles generally accepted in the United States of America.

2.2 Accounting period
The Company’s accounting year starts on 1 January and ends on 31 December.

2.3 Basis of accounting and measurement bases
The Company follows the accrual method of accounting. Assets are initially recorded at their actual costs and are subsequently adjusted for impairment, if any, as events and circumstances warrant.

2.4 Reporting currency
The recording currency of the Company is RMB Yuan.

2.5 Foreign currency translation
Except for the accounting treatment for paid-in capital, foreign currency transactions are translated into RMB at the exchange rates stipulated by the People’s Bank of China on the first day of the month in which the transactions took place. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into RMB at the stipulated exchange rates by the People’s Bank of China at the balance sheet date. Exchange differences arising from these translations are expensed, except for those which occurred in the pre-operation period, which are recorded as long-term deferred expenses, and those attributable to foreign currency borrowings that have been taken out specifically for the construction of fixed assets, which are capitalized as part of the fixed asset costs.

2.6 Provision for Bad Debt
Full provisions are applied to receivables where events or changes in circumstances indicate that the balances cannot be collected (the debtor is deregistered, bankrupt and the Company can not take back the accounts receivable according to the bankruptcy procedure in law; the debtor is dead, has no heritage to pay or has no haeres; has solid evidence that the accounts receivable aged over three years and can not be taken back). When the bad debt occurs, it is written off through the bad debt provision with the approvals according to the authorized level.

2.7 Inventories
2.7.1 Inventories include materials in transit, raw materials, work in progress, finished goods, low cost consumables and packaging materials.
2.7.2 Inventories are stated at the lower of cost or market.
2.7.3 The inventory issuance cost was determined using the weighted average method.
2.7.4 Low cost consumables are fully amortized when issued for use.

2.8 Fixed assets and depreciation
2.8.1 Fixed assets include buildings, machinery and equipment used in production or rendering of services, or held for management purposes, which have useful lives of more than one year.
2.8.2 Fixed assets purchased or constructed by the Company are recorded at actual cost.
2.8.3 Fixed assets are depreciated using the straight-line method to write off the cost of the assets to their residual values of 0% which represents their estimated salvage value over their estimated useful lives. Their estimated useful lives are as follows:

Category:	useful lives (years) :	Annual depreciation rate (%):
Machinery	10	10
Electronic equipment	10	10
Motor vehicle	10	10
Other equipment	10	10

2.9 Long-term prepaid expenses
Long-term prepaid expenses was recorded in actual cost and are amortized on the straight-line basis over the expected beneficial periods and are presented at cost net of accumulated amortization.

2.10 Sales of goods

Revenue from the sale of goods is recognized when significant risks and rewards of ownership of the goods are transferred to the buyer, the Company retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold, and it is probable that the economic benefit associated with the transaction will flow to the Company and the relevant revenue and costs can be measured reliably.

2.11 Enterprise income tax (“EIT”)
EIT is recognized under the liability method (balance sheet approach).

3. Taxations
The Company’s applicable major taxations and rate are as follows:

Category:	Tax base:	Statutory Tax %:
Value added tax	Valuation amount	17
EIT	Taxable income	25
The actual EIT rate applicable for 2018 was 25%.

4. NOTES TO MAJOR ACCOUNTS IN THE FINANCIAL STATEMENTS
4.1 Cash at bank and in hand

Item:	31 December 2018			31 December 2017
	Original currency	Exchange rate	RMB equivalent	Original currency	Exchange rate	RMB equivalent
Cash in hand			16,667.47			20,988.16
RMB			16,667.47			20,988.16
Cash at bank			14,509,400.99			17,007,839.54
RMB			6,136,249.5			13,452,674.3
USD	1,220,006.92	6.8632	8,373,151.49	544,085.77	6.5342	3,555,165.24
Total			14,526,068.46			17,028,827.7

4.2 Notes Receivable

Category:	31 December 2018	31 December 2017
Bank Note	55,224,664.21	34,706,282.28
The top major debtors are as follows:

No.	Debtor Name:	Note Quantity:	31 December 2018
1	Changfei Optical Fiber Co., Ltd.	22	24,445,550.95
2	Zhong Tian Technology Optical Fiber Co., Ltd.	8	19,500,000.00
3	Jiangdong science and Technology Co., Ltd.	8	7,388,605.26
4	Chengdu Zhongzhu Optic fiber Co., Ltd	5	2,320,000.00
5	Nanjing Fiberhome Fujikura Optical Communication Ltd.	3	1,290,284.00
	Total		54,944,440.21

No.	Debtor Name:	Note Quantity:	31 December 2017
1	Zhong Tian Technology Optical Fiber Co., Ltd.	12	23,495,820.80
2	Changfei Optical Fiber Co., Ltd.	5	7,223,975.61
3	Jiangdong Science and Technology Co., Ltd.	3	3,500,000.00
4	Chengdu Zhongzhu Optic fiver Co., Ltd	1	260,147.10
5	Nanjing Wasin Fujikura Optical Communication Ltd.	1	138,338.77
	Total		34,618,282.28

4.3 Accounts Receivable

31 December 2018	31 December 2017
100,989,258.28	82,854,248.92
The top 5 major debtors are as follows:

Debtor Name:	Nature:	31 December 2018%
Furukawa Japan	Goods sold	30,629,544.68	30.33%
Changfei Optical Fiber Co., Ltd.	Goods sold	14,655,578.09	14.51%
Zhong Tian Technology Optical Fiber Co., Ltd.	Goods sold	14,178,197.99	14.04%
Jiangdong Science and Technology Co., Ltd.	Goods sold	13,389,533.28	13.26%
OFSLLC	Goods sold	10,851,151.58	10.74%
Total		83,704,005.62	82.88%
There was no receivable from related parties as of 31 December 2018.

Aging:	31 December 2018%		31 December 2017%
Within 1 year	100,989,258.28	100	82,854,248.92	100
1 to 2 years	—	—	—	—
Total	100,989,258.28	100	82,854,248.92	100

4.4 Inventory

Item:	31 December 2018		31 December 2017
	Amount	Reserve	Amount	Reserve
Raw materials	14,554,992.07	—	8,227,171.32	—
Packing material	227,275.10	—	100,480.10	—
Low valued consumables	820,299.19	—	504,684.53	—
Finished goods	8,453,630.47	—	7,012,359.70	—
Total	24,056,196.83	—	15,844,695.65	—

4.5 Fixed Assets and Accumulated Depreciation
Original Cost

Category:	31 December 2018	Addition	Deductions	31 December 2017
Machinery	3,038,046.77	43,706.90	20,374.04	3,014,713.91
Electronic equipment	977,002.42	35,741.38	4,965.81	946,226.85
Motor Vehicle	413,071.79	—	—	413,071.79
Other equipment	2,274,232.20	—	4,658.12	2,278,890.32
Total	6,702,353.18	79,448.28	29,997.97	6,652,902.87

Accumulated depreciation

Category:	31 December 2018	Addition	Deductions	31 December 2017
Machinery	2,843,242.40	28,644.09	20,374.04	2,834,972.35
Electronic equipment	910,009.58	62,212.36	4,965.81	852,763.03
Motor Vehicle	323,771.75	90,865.08	—	232,906.67
Other equipment	2,212,661.53	32,762.39	4,658.12	2,184,557.26
Total	6,289,685.26	214,483.92	29,997.97	6,105,199.31

4.6 Accounts Payable

31 December 2018	31 December 2017
43,452,904.69	34,208,095.93
The top 5 major Creditors are as follows:

Creditor Name:	Nature:	31 December 2018
Sartomer Logistics (Shanghai) Co., Ltd.	Goods Purchased	14,048,438.27
MIWON.	Goods Purchased	7,953,295.78
Tianjin Jiurui Xianghe Trading Company	Goods Purchased	7,231,600.00
Zhan Xin Resin	Goods Purchased	2,351,997.26
Shanghai Xuan Wan	Goods Purchased	1,572,000.00
Total		33,157,331.31

Creditor Name:	Nature:	31 December 2017
Sartomer Logistics (Shanghai) Co., Ltd.	Goods Purchased	10,409,966.94
MIWON	Goods Purchased	10,181,015.43
Shuangjian	Goods Purchased	2,747,500.00
Tianjin Jiuruixianghe	Goods Purchased	1,781,000.00
Allnex Resins (Shanghai) Co., Ltd.	Goods Purchased	1,485,212.63
Total		26,604,695.00

4.7 Taxes Payable

Item:	31 December 2018	31 December 2017
VAT payable	1,041,322.35	1,389,892.02
EIT payable	3,903,317.32	1,921,599.59
Individual income tax payable	232,883.47	277,456.80
City construction tax	—	13,898.92
Extra charges of education funds	—	69,494.60
Total	5,177,523.14	3,672,341.93

4.8 Other Payables

31 December 2018	31 December 2017
1,210,510.58	1,513,164.86

The top 3 major Creditors are as follows:

Creditor Name:	Nature:	31 December 2018
Momentive Chemical	Export commission	513,497.76
Caribou Specialty Materials	Technology service charge	411,792.00
Taiwan Ruihua Polychem	Export commission	56,915.76

Creditor Name:	Nature:	31 December 2017
Fishand Richardson PC	Lawyer fee	1,164,880.98
Caribou Specialty Materials	Technology service charge	294,039.00
TaiWan Polychem	Market promotion	52,681.27

4.9 Paid-in Capital

Investor Name:	31 December 2018, 2017, 2016
	In USD$	RMB equivalent	(%)
Hexion UV coatings (Shanghai) Limited	249,950.00	2,068,848.65	49.99%
Prime Union Limited	250,050.00	2,069,676.35	50.01%
Total	500,000.00	4,138,525.00	100.00%

4.10 Surplus Reserve

Item:	31 December 2018, 2017, 2016
Reserve fund	2,100,000.00
Total	2,100,000.00

4.11 Retained Earnings

Item:	2018	2017	2016
Retained earnings, beginning	81,310,748.77	60,620,616.43	96,557,119.09
Add: current year profit	129,250,006.40	35,690,132.34	60,525,191.14
Less: Profit distribution to equity owners	15,000,000.00	15,000,000	96,461,693.80
Retained earnings, ending	195,560,755.17	81,310,748.77	60,620,616.43

4.12 Operation Income / Operation Cost

Operation Income for Year 2018		Operation Income for Year 2017		Operation Income for Year 2016
Sales	Other Operation Income	Sales	Other Operation Income	Sales	Other Operation Income
359,147,478.31	1,032.27	344,034,346.69	256.41	334,219,891.26	388.89

Operation Cost for year 2018		Operation Cost for year 2017		Operation Cost for year 2016
Cost of sales	Other Operation Cost	Cost of sales	Other Operation Cost	Cost of sales	Other Operation Cost
277,961,210.71	—	246,795,208.60	—	233,818,221.1	—

4.13 Selling and distribution expenses

Year 2018	Year 2017	Year 2016
4,737,243.94	3,311,996.76	4,128,783.69
The major items include:

Item:	Year 2018	Year 2017	Year 2016
Transportation	3,653,589.09	3,148,268.11	2,709,713.24
Market promotion	130,017.84	(143,252.00)	1,042,392.38
Gas and parking	128,855.55	88,505.85	111,927.71
Custom inspection	69,375.58	59,391.23	50,334.64
Office expense	66,222.93	46,950.82	33,284.66

4.14 G&A Expenses

Year 2018	Year 2017	Year 2016
13,187,238.71	42,741,332.18	17,416,177.1
The major items include:

Item	Year 2018	Year 2017	Year 2016
Consultant fees	1,246,105.60	32,420,062.21	7,425,998.20
Overseas R & D fee	5,294,339.45	4,067,513.60	3,466,126.79
Payroll	4,237,410.84	3,893,449.31	4,010,501.34
Statutory social insurance	542,525.90	522,638.10	458,919.92
Entertainment expenses	378,335.98	453,526.00	453,334.71
Office expense	303,571.99	378,853.77	399,906.96
Taxes	205,321.90	204,579.96	310,493.10

4.15 Financial Expenses

Item:	Year 2018	Year 2017	Year 2016
Interest expense	657,822.52	884,532.32	455,052.04
Interest income	(38,411.85)	(41,330.03)	(162,426.65)
Foreign exchange loss (gain)	(1,917,266.54)	2,093,345.22	(3,049,485.53)
Bank charges	54,572.63	28,052.32	61,509.89
Total	(1,243,283.24)	2,964,599.83	(2,695,350.25)

4.16 Non-operation Income / Non-operation (Expense)

Item	Year 2018	Year 2017	Year 2016
Net non-operation result	65,243.83	273,121.29	189,872.88
Total non-operation income	65,243.83	273,121.29	191,919.03
1. tax return	54,916.76	—	122,322.16
2. service charge return for tax payment	—	—	16,423.10
3. sponsor	3,000.00	—	9,000.00
4. government subsidies	—	200,000.00	—
5. other	7,327.07	73,121.29	44,173.77
Total non-operation expense	—	—	(2,046.15)

4.17 Cash Flow Information

Supplemental Information	Year 2018	Year 2017	Year 2016
Reconciliation of net profit to cash flows from operating activities
Net profit	47,939,257.63	35,690,132.34	60,525,191.14
Depreciation of tangible assets	214,483.92	223,654.10	363,104.37
Amortization of long-term prepaid expenses	270,924.50	230,981.93	90,000.00
Amortization of prepaid expense	—	4,512.95	(320.95)
Losses on disposal of fixed assets, intangible assets and other long-term assets	—	—	(23,398.06)
Finance expenses	372,719.56	1,651,721.01	415,321.51
Decrease in deferred tax debit	78,323.30	114,105.68	(201,915.74)
(Increase) Decrease in inventories	(8,211,501.18)	2,862,576.02	2,158,597.73
(Increase) Decrease in operating receivables	(38,653,391.29)	(1,082,113.95)	22,091,110.19
Increase in operating payables	11,061,260.69	(18,635,402.68)	(17,475,008.17)
Others	(1,581,685.36)	—	—
Net cash flows from operating activities	11,490,391.77	21,060,167.40	67,942,682.02

5. Related party relationships and transactions
5.1 Related party relationships

Name:	Related party relationships
Hexion UV Coating (Shanghai ) Limited	Investor
Prime Union Limited	Investor

5.2 Transactions
There were no material related party transactions in 2018.

6. Subsequent event
On October 31, 2016 DSM filed a petition with the International Trade Commission (ITC) to commence an investigation against MUV and its customer OFS for allegedly importing UV curable coatings that infringe four DSM patents. In response, the ITC commenced an investigation. On February 6, 2017, the Federal District Court in the Southern District of Ohio stayed the infringement case pending the outcome of the ITC investigation. On February 15, 2018, the Administrative Law Judge in the ITC investigation issued an Initial Determination recommending that the ITC find many of the claims invalid but also that MUV infringed certain claims in two of DSM’s patents. As of May 8, 2018, the ITC had found all of the asserted claims of the four DSM patents-in-suit either invalid or not infringed.  On July 9, 2018, DSM filed a Notice of Appeal at the Court of Appeals for the Federal Circuit (“Federal Circuit”) for review of the Commission’s May 8, 2018 Opinion.  Both MUV and OFS moved to intervene.  These motions were granted by the Federal Circuit on July 25, 2018.  On September 27, 2018, DSM filed a motion to extend the time to file its opening brief.  The motion was granted.  On December 21, 2018, DSM filed its Principal Brief.  The responsive briefs of the ITC, MUV and OFS are all due on April 1, 2019.  No other dates have been set.  However, based on the present schedule, DSM’s reply brief would be due on April 15, 2019.  Oral argument should occur approximately ninety days later, (i.e., July 2019).  Unless there is an affirmance without an opinion, a decision should be issued approximately six months later.